Paymentus Reports First Quarter 2023 Financial Results

Quarterly Revenue increased 27.1% year-over-year

Adjusted EBITDA increased 56.4% year-over-year

CHARLOTTE, North Carolina, May 8, 2023 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for first quarter of 2023.

"Paymentus delivered another strong quarter, with revenue up 27.1% year over year and Adjusted EBITDA up 56.4% year-over-year. Robust bookings resulted in a solid backlog at quarter end, which we believe demonstrates continuing competitive market momentum and growth visibility,” said Dushyant Sharma, Founder and CEO.

Q1 2023 Financial and Business Highlights

•
Revenue was $148.3 million, an increase of 27.1% year-over-year.
•
Contribution profit(1) was $53.5 million, an increase of 13.0% year-over-year.
•
Gross profit was $40.1 million, an increase of 15.0% year-over-year. Adjusted gross profit(1) was $43.7 million, an increase of 16.9% year-over-year.
•
Net income was $0.7 million and GAAP income per share was $0.01. Non-GAAP net income(1) was $2.9 million and non-GAAP income per share(1) was $0.02.
•
Adjusted EBITDA(1) was $8.4 million for the first quarter of 2023, representing a 15.7% adjusted EBITDA margin(1), an increase of 56.4% year-over-year.
•
Processed 108.5 million transactions in the first quarter of 2023, an increase of 23.4% from the first quarter of 2022.

(1) Descriptions of the non-GAAP financial measures contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, and non-GAAP earnings per share are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Financial Guidance

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, on March 3, 2023.

Second Quarter 2023
(in thousands)
Revenue	$142 million to $148 million
Contribution Profit	$54 million to $56 million
Adjusted EBITDA	$8 million to $9 million

Fiscal-Year 2023
(in thousands)
Revenue	$591 million to $606 million
Contribution Profit	$225 million to $237 million
Adjusted EBITDA	$34 million to $38.5 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 2:00 p.m. PT (5:00 p.m. ET) today to discuss first quarter 2023 results and our outlook for the remainder of 2023. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (U.S. Toll-Free) or 1-929-526-1599 (International), access code 838403. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,900 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding bookings and backlog, the continuing competitive market momentum and growth visibility, our future financial performance and our updated second quarter and full-year 2023 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, the impact of future widespread health issues or pandemics on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

Paymentus does not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because Paymentus cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to its income tax provision and certain other items Paymentus believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including contribution profit, adjusted gross profit, and non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors. Interchange and assessment fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization, and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

Non-GAAP net income and non-GAAP EPS are defined as net income and net income per share, respectively, excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles.

We believe Non-GAAP net income and non-GAAP EPS enhance the understanding of the Company’s operating performance and enables more meaningful period to period comparisons.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$148,328	$116,704
Cost of revenue	108,250	81,850
Gross profit	40,078	34,854
Operating expenses
Research and development	11,653	10,390
Sales and marketing	20,264	16,190
General and administrative	9,145	9,645
Total operating expenses	41,062	36,225
Loss from operations	(984)	(1,371)
Other income (loss)
Interest income (expense), net	1,440	(8)
Foreign exchange (loss) gain	(8)	26
Income (loss) before income taxes	448	(1,353)
Benefit from income taxes	256	3,071
Net income	$704	$1,718
Net income per share
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted-average number of shares used to compute net income per share
Basic	123,289,584	120,897,576
Diluted	123,792,741	125,986,510
Comprehensive income
Net income	704	1,718
Foreign currency translation adjustments, net of tax	(7)	(45)
Comprehensive income	$697	$1,673

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$143,637	$147,334
Restricted cash and cash equivalents	1,386	2,351
Accounts and other receivables, net of allowance for expected credit losses of $117 and $370, respectively	76,381	67,789
Income tax receivable	2,141	1,493
Prepaid expenses and other current assets	9,082	9,994
Total current assets	232,627	228,961
Property and equipment, net	1,668	1,823
Capitalized internal-use software development costs, net	49,482	46,032
Intangible assets, net	33,808	36,017
Goodwill	131,854	131,851
Operating lease right-of-use assets	10,453	9,561
Deferred tax asset	117	116
Other long-term assets	6,533	7,178
Total assets	$466,542	$461,539
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$32,573	$29,232
Accrued liabilities	12,288	15,809
Current portion of operating lease liabilities	1,643	1,462
Contract liabilities	4,639	4,358
Income tax payable	268	635
Total current liabilities	51,411	51,496
Deferred tax liability	772	680
Operating lease liabilities, less current portion	9,313	8,608
Contract liabilities, less current portion	4,606	2,826
Finance leases and other finance obligations, net of current portion	400	750
Total liabilities	66,502	64,360
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; none issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 20,039,322 and 19,934,331 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 103,306,842 shares issued and outstanding as of March 31, 2023 and December 31, 2022	10	10
Additional paid-in capital	369,931	367,767
Accumulated other comprehensive loss	(29)	(22)
Retained earnings	30,126	29,422
Total stockholders’ equity	400,040	397,179
Total liabilities and stockholders' equity	$466,542	$461,539

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$704	$1,718
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,239	5,474
Deferred income taxes	92	1,406
Stock-based compensation	2,159	1,276
Non-cash lease expense	462	755
Amortization of contract asset	696	467
Provision for expected credit losses	(239)	95
Change in operating assets and liabilities
Accounts and other receivables	(8,333)	(8,082)
Prepaid expenses and other current and long-term assets	861	(161)
Accounts payable	3,297	4,916
Accrued liabilities	(2,749)	862
Operating lease liabilities	(469)	(770)
Contract liabilities	2,061	(57)
Income taxes receivable, net of payable	(1,018)	(4,651)
Net cash provided by operating activities	4,763	3,248
Cash flows from investing activities
Other intangible assets acquired	—	(23)
Purchases of property and equipment	(67)	(530)
Capitalized internal-use software development costs	(8,219)	(6,731)
Net cash used in investing activities	(8,286)	(7,284)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	5	13
Financial institution funds in-transit	—	3,339
Payments on other financing obligations	(1,025)	(915)
Payments on finance leases	(102)	(74)
Net cash (used in) provided by financing activities	(1,122)	2,363
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(17)	10
Net decrease in cash, cash equivalents and Restricted cash	(4,662)	(1,663)
Cash and cash equivalents and Restricted cash beginning of period	149,685	201,829
Cash and cash equivalents and Restricted cash end of period	145,023	$200,166
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at beginning of period	147,334	168,386
Restricted cash at beginning of period	2,351	—
Restricted funds held for financial institutions at beginning of period	—	33,443
Cash and cash equivalents and Restricted cash at beginning of period	$149,685	$201,829
Cash and cash equivalents at end of period	143,637	163,384
Restricted cash at end of period	1,386	—
Restricted funds held for financial institutions at end of period	—	36,782
Cash and cash equivalents and Restricted cash at end of period	$145,023	$200,166
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net of refunds	$616	$173
Non-cash investing activities:
Property and equipment purchases in accounts payable	$119	$123
Right-of-use assets obtained in exchange of operating lease obligations	$1,356	$297

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Contribution Profit

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Gross Profit	$40,078	$34,854
Plus: other cost of revenue	13,453	12,531
Contribution Profit	$53,531	$47,385

Adjusted Gross Profit

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Gross profit	$40,078	$34,854
Stock-based compensation	45	—
Amortization	3,567	2,510
Adjusted gross profit	$43,690	$37,364

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Net income — GAAP	$704	$1,718
Interest (income) expense, net	(1,440)	8
Provision for (benefit from) income taxes	(256)	(3,071)
Depreciation and amortization	7,239	5,474
EBITDA	$6,247	$4,129

Adjustments
Foreign exchange loss (gain)	8	(26)
Stock-based compensation	2,159	1,276
Adjusted EBITDA	$8,414	$5,379
Adjusted EBITDA margin	15.7%	11.4%

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Free Cash Flow

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Net cash provided by operating activities	$4,763	$3,248
Purchases of property and equipment and software	(67)	(530)
Other intangible assets acquired	--	(23)
Capitalized internal-use software development costs	(8,219)	(6,731)
Free cash flow	$(3,523)	$(4,036)
Net cash used in investing activities	$(8,286)	$(7,284)
Net cash (used in) provided by financing activities	$(1,122)	$2,363

Non-GAAP Net Income & Non-GAAP EPS

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Net income	$704	$1,718
Excluding amortization of acquisition-related intangibles (1)	2,224	2,007
Non-GAAP net income	$2,928	$3,725

Weighted-average shares of common stock — diluted	123,792,741	125,986,510
Non-GAAP earnings per share — diluted	$0.02	$0.03

(1) Amortization of acquisition-related intangibles for the three months ended March 31, 2023 includes amortization of intangibles acquired in (i) the purchase of PROFIT Financial, Inc. in the fourth quarter of 2022, (ii) the purchase of PayVeris LLC in the third quarter of 2021, and (iii) the purchase of Finovera, Inc. in the third quarter of 2021. Amortization of acquisition-related intangibles for the three months ended December 31, 2022 and March 31, 2022 includes amortization of intangibles acquired in (i) the purchase of PayVeris LLC in the third quarter of 2021 and (ii) the purchase of Finovera, Inc. in the third quarter of 2021.